Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

DISH NETWORK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Unit(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Class A Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	3,000,000 shares	$ 6.105	$ 18,315,000.00	.00011020	$ 2,018.31
Total Offering Amount					$ 18,315,000.00		$ 2,018.31
Total Fee Offsets							-
Net Fee Due							$ 2,018.31
1)	Additional shares of Class A Common Stock (“Shares”), par value $0.01 per share, of DISH Network Corporation (the “Registrant”), a Nevada corporation, to be issued pursuant to the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount of Shares registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of the ESPP in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including any stock split, stock dividend, recapitalization or other similar transactions. The Registrant has previously registered: (i) 800,000 shares under the ESPP (before its amendment and restatement) on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 30, 1997 (File No. 333-36791); (ii) 1,000,000 shares under the Amended and Restated ESPP on Form S-8 filed with the SEC on August 14, 2006 (File No. 333-136603); (iii) 1,000,000 shares under the Amended and Restated ESPP on Form S-8 filed with the SEC on May 22, 2009 (File No. 333-159461); (iv) 1,000,000 shares under the Amended and Restated ESPP on Form S-8POS filed with the SEC on June 29, 2018 (File No. 333-159461) and (v) 3,000,000 shares under the Amended and Restated ESPP on Form S-8 filed with the SEC on March 30, 2020, (File No. 333-237478).
2)	The price is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee and is $6.105, the average of the high and low prices of the Company’s shares of Class A common stock as reported by the NASDAQ Global Select Market on May 12, 2023.